Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Fiscal Year 2022 Financial Results

SAN FRANCISCO, September 20, 2022 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal stylist, today announced its financial results for the fourth quarter and fiscal year 2022 ended July 30, 2022.
Stitch Fix CEO Elizabeth Spaulding said, “This year marked an important moment in Stitch Fix’s history. We launched Freestyle, which combined with our original Fix offering, broadens our ecosystem and expands our total addressable market.”
Spaulding added, “Today’s macroeconomic environment and its impact on retail spending has been a challenge to navigate, but we remain committed to working through our transformation and returning to profitability. We are also capitalizing on every customer touchpoint to build long-term relationships and reignite net active client growth. Even in retail’s dynamism, our core differentiators — fit, discovery, and human relationships — remain as relevant as ever, and will further cement our place as the global destination for personalized online shopping and styling.”
Fourth Quarter Key Metrics and Financial Highlights
•Net revenue of $481.9 million, a decrease of 16% year over year
•Active clients of 3,795,000, a decrease of 370,000 or 9% year over year
•Net revenue per active client (RPAC) of $546, an increase of 8% year over year
•Net loss of $96.3 million and diluted loss per share of $0.89
•Adjusted EBITDA loss of $31.8 million
Full Year Key Metrics and Financial Highlights
•Net revenue of $2.1 billion, a decrease of 1.4% year over year
•Net loss of $207.1 million and diluted loss per share of $1.90
•Adjusted EBITDA loss of $19.5 million
Financial Outlook
Our financial outlook for the first quarter of fiscal 2023, which ends on October 29, 2022, is as follows:

Q1’23
Net Revenue	$455 million - $465 million	(22)% - (20)% YoY decline
Adjusted EBITDA	$(15) million - $(10) million	(3)% - (2)% margin
For the fiscal year ending July 29, 2023, we expect net revenue to be between $1.76 billion and $1.86 billion, and adjusted EBITDA to be between $(45) million and $(25) million.
Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of other expense, net, income tax provision (benefit), and stock-based compensation expense, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

Conference Call and Webcast Information
Elizabeth Spaulding, Chief Executive Officer of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-458-4121 in the U.S. or 323-794-2093 internationally, and entering conference code 5357876.
A telephonic replay will be available through Tuesday, September 27, 2022, at 888-203-1112 or 719-457-0820, passcode 5357876. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States and United Kingdom find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and active clients for the first quarter and full fiscal year of 2023; that optimizing our cost base and returning to active client growth will help us return to profitability; that the efforts we are making in connection with our client experience will drive higher engagement and further cement us as the go-to online styling partner; our “How it Works” campaign will drive a sizable increase in impressions and will increase traffic to our ecosystem; our ability to scale our Affiliate Influencer network quickly; that further investments in the client onboarding journey will drive conversion rates; that developments in our infrastructure will drive profitable growth and support future expansion; that investments in our structured data platforms and more modular architecture will enable faster launch of new client features; our ability to evolve our underlying infrastructure, create a stable foundation for scale, and set the stage for profitable growth in fiscal year 2024; our ability to right size our inventory position to be in line with demand; our ability to achieve Adjusted EBITDA profitability and positive Free Cash Flow; and our ability to improve our overall cash conversion cycle in fiscal year 2023 by right sizing inventory, extending vendor terms, and investing in capex with near-term positive return on investment. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic; risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	July 30, 2022	July 31, 2021
Assets
Current assets:
Cash and cash equivalents	$130,935	$129,785
Short-term investments	82,049	101,546
Inventory, net	197,251	212,294
Prepaid expenses and other current assets	39,456	50,512
Income tax receivable	27,561	27,667
Total current assets	477,252	521,804
Long-term investments	17,713	59,035
Income tax receivable, net of current portion	26,091	27,054
Property and equipment, net	103,375	86,959
Operating lease right-of-use assets	132,179	118,565
Other long-term assets	7,925	5,732
Total assets	$764,535	$819,149
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$143,934	$73,499
Operating lease liabilities	29,014	25,702
Accrued liabilities	94,416	99,028
Gift card liability	10,551	9,903
Deferred revenue	14,441	18,154
Other current liabilities	3,214	2,027
Total current liabilities	295,570	228,313
Operating lease liabilities, net of current portion	141,334	121,623
Other long-term liabilities	4,980	8,364
Total liabilities	441,884	358,300
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	522,658	416,755
Accumulated other comprehensive (loss) income	(3,527)	3,411
Retained earnings (accumulated deficit)	(166,440)	40,681
Treasury stock at cost	(30,042)	—
Total stockholders’ equity	322,651	460,849
Total liabilities and stockholders’ equity	$764,535	$819,149

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Revenue, net	$481,903	$571,159	$2,072,812	$2,101,258
Cost of goods sold	289,240	305,707	1,164,338	1,153,622
Gross profit	192,663	265,452	908,474	947,636
Selling, general, and administrative expenses	291,280	244,710	1,116,519	1,010,997
Operating income (loss)	(98,617)	20,742	(208,045)	(63,361)
Interest income	231	363	930	2,610
Other expense, net	(1,259)	(449)	(2,355)	(366)
Income (loss) before income taxes	(99,645)	20,656	(209,470)	(61,117)
Income tax provision (benefit)	(3,303)	(812)	(2,349)	(52,241)
Net income (loss)	$(96,342)	$21,468	$(207,121)	$(8,876)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	202	(153)	(2,050)	(1,503)
Foreign currency translation	(1,053)	288	(4,888)	2,186
Total other comprehensive income (loss), net of tax	(851)	135	(6,938)	683
Comprehensive income (loss)	$(97,193)	$21,603	$(214,059)	$(8,193)
Net income (loss) attributable to common stockholders:
Basic	$(96,342)	$21,468	$(207,121)	$(8,876)
Diluted	$(96,342)	$28,012	$(207,121)	$(8,876)
Earnings (loss) per share attributable to common stockholders:
Basic	$(0.89)	$0.20	$(1.90)	$(0.08)
Diluted	$(0.89)	$0.19	$(1.90)	$(0.08)
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	108,762,589	107,526,693	108,762,589	105,975,403
Diluted	108,762,589	115,439,429	108,762,589	105,975,403

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Twelve Months Ended
	July 30, 2022	July 31, 2021
Cash Flows from Operating Activities
Net loss	$(207,121)	$(8,876)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes and valuation allowance	(535)	64
Change in inventory reserves	16,552	8,875
Stock-based compensation expense	128,485	100,696
Depreciation, amortization, and accretion	37,185	29,929
Asset impairment	6,154	—
Other	300	(3,632)
Change in operating assets and liabilities:
Inventory	(2,594)	(96,056)
Prepaid expenses and other assets	8,110	(20,096)
Income tax receivables	1,069	(31,700)
Operating lease right-of-use assets and liabilities	4,301	(1,818)
Accounts payable	71,349	(12,385)
Accrued liabilities	(2,641)	22,011
Deferred revenue	(3,679)	5,082
Gift card liability	649	1,313
Other liabilities	(2,189)	(9,082)
Net cash provided by (used in) operating activities	55,395	(15,675)
Cash Flows from Investing Activities
Purchases of property and equipment	(46,351)	(35,256)
Purchases of securities available-for-sale	(94,420)	(173,726)
Sales of securities available-for-sale	45,351	104,501
Maturities of securities available-for-sale	105,653	143,574
Net cash provided by investing activities	10,233	39,093
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	1,534	25,932
Payments for tax withholdings related to vesting of restricted stock units	(31,742)	(64,316)
Repurchase of common stock	(30,042)	—
Issuance costs on revolving credit facility	—	(501)
Net cash used in financing activities	(60,250)	(38,885)
Net increase (decrease) in cash and cash equivalents	5,378	(15,467)
Effect of exchange rate changes on cash	(4,228)	1,797
Cash and cash equivalents at beginning of period	129,785	143,455
Cash and cash equivalents at end of period	$130,935	$129,785
Supplemental Disclosure
Cash paid for income taxes	$868	$461
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$2,443	$3,803
Capitalized stock-based compensation	$7,626	$5,693

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our income tax provision (benefit), which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net loss excluding interest income, other expense, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Net income (loss)	$(96,342)	$21,468	$(207,121)	$(8,876)
Add (deduct):
Interest income	(231)	(363)	(930)	(2,610)
Other expense, net	1,259	449	2,355	366
Income tax provision (benefit)	(3,303)	(812)	(2,349)	(52,241)
Depreciation and amortization	9,566	7,438	35,011	27,610
Stock-based compensation expense(1)	31,068	27,210	127,373	100,696
Restructuring and other one-time costs(2)	26,206	—	26,206	—
Adjusted EBITDA	$(31,777)	$55,390	$(19,455)	$64,945

(1) Excludes $1.1 million of stock-based compensation expense reflected in “Restructuring and other one-time costs” for the three and twelve months ended July 30, 2022.
(2) Restructuring charges consist of $17.7 million in cash and noncash charges primarily related to termination benefits and asset impairment charges in connection with our June 9th, 2022, restructuring plan. Other one-time costs primarily consists of $8.5 million in retention bonuses for continuing employees and we expect to incur an additional $5.4 million in retention bonuses during the first quarter of fiscal 2023.

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Twelve Months Ended
(in thousands)	July 30, 2022	July 31, 2021
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$55,395	$(15,675)
Deduct:
Purchases of property and equipment	(46,351)	(35,256)
Free cash flow	$9,044	$(50,931)
Cash flows provided by investing activities	$10,233	$39,093
Cash flows used in financing activities	$(60,250)	$(38,885)
Operating Metrics

	July 30, 2022	April 30, 2022	January 29, 2022	October 30, 2021	July 31, 2021
Active clients (in thousands)	3,795	3,907	4,019	4,180	4,165
Net revenue per active client	$546	$553	$549	$524	$505
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com